For Immediate Release:	Contact:	Gary Sproule Youbet.com 818-668-2100

Youbet.com Sets Kentucky Derby Records
Handle Rises 45%, Bettor Sign Ups More Than Double

       Woodland Hills, CA, May 4, 2004 - Youbet.com, Inc. said today that during Saturday's Kentucky Derby its leading online wagering site broke every previous record for daily handle, concurrent users and service sign-ups by wide margins.

       Total handle for the day rose to $3.6 million, 45% over the same event day last year. This year Youbet's website concurrently served 65% more bettors at peak periods on the afternoon of the first leg of horse racing's Triple Crown than in 2003. During the day, the website logged 37% more unique visitors in 2004 over the previous year.

       Youbet's site attracted a record number of sign-ups on race day as well. More than 3,460 bettors signed up to wager this Saturday compared to 1,393 last year, an increase of 149%.

       In terms of Churchill Downs race day totals, Youbet's handle for the 2004 Kentucky Derby day exceeded $2.2 million, an increase of 49%. Thirty eight percent (38%) more Youbet customers placed bets on the race card this year than in 2003.

       Youbet CEO Charles F. Champion said that the performance in part is indicative of the remarkable allure of the Kentucky Derby, which Champion likens to The Masters in golf. "The Derby simply transcends the sport in terms of public interest and excitement," he said.

      "We're doing a good job of leveraging that excitement to build our business during times of peak interest in the sport," Champion said. "No one is better at finding enthusiasts online, drawing them to our site and giving them a taste of Derby excitement that includes live odds, live wagering and live video.

      "You'd have to be at Churchill Downs itself to have a more authentic racing experience," Champion asserted, "which is to say that our unique capacity to deliver content, convenience and competition is also a part of our success this weekend."

      Youbet.com is the largest Internet provider of thoroughbred, quarter horse and harness horse racing content in the United States as measured by handle data published by the Oregon Racing Commission. Members have the ability to watch and, in most states, the ability to wager on the widest variety of horse racing content available via Youbet.com's website.

      Youbet.com members enjoy features that include commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering and value-added handicapping products.

       Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby. Youbet.com operates TotalAccessSM , an Oregon-based hub for the acceptance and placement of wagers. More information on Youbet.com can be found at www.youbet.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. Statements containing expressions such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," potential," "continue" or "pursue," or the negative or other variations thereof or comparable terminology used in Youbet's press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company's filings with the Securities and Exchange Commission. Such factors include, without limitation, the following: the timely development and market acceptance of new products and technologies; our ability to secure financing on terms acceptable to us; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where Youbet currently operates; the limitation, conditioning or suspension of any of Youbet's licenses; increases in or new taxes imposed on wagering revenues; loss or retirement of key executives; and a decline in the general economy. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.